Exhibit 99.1

737 Southpoint Blvd Suite E

Petaluma, CA 94954

415.526.3193

April 21, 2014

Dear LED Lighting Company Shareholders:

The following is summary of Company events and an update on recent developments for the LED Lighting Company (the “Company”).

Company Milestones:

May 28, 2013:

The Company commenced operations under its current business plan of selling and distributing LED lighting bulbs and fixtures. The Company became and has remained a fully reporting public company with the SEC.

June 5, 2013:

The Company entered into a Non-Exclusive Distributor Agreement with Polybrite International, Inc. (“Polybrite”) pursuant to which the Company is a non-exclusive distributor of Polybrite’s LED products. The agreement provides that the Company may purchase Polybrite’s LED products on most favored nation’s terms. The term of the agreement is for five years, subject to any early termination. The Company has also entered into a Sales Representative Agreement with Polybrite pursuant to which the Company was appointed as a non-exclusive sales representative of Polybrite’s LED products. The agreement provides that the Company may make introductions, solicit sales, and make referrals for purchases of Polybrite’s LED products and receive commission compensation upon the completion of such sales. The term of the agreement is for eight years, subject to either party’s right to terminate earlier. PolyBrite is an innovative global lighting technology company that develops state of the art LED lighting systems. PolyBrite’s proprietary technology is intended to bring the energy, environmental and economic advantages of LED technology to the marketplace. PolyBrite engineers and manufactures solid-state lighting products, creating lamps and lighting systems under its Borealis Lighting brand, lighted/safety pet products under PolyBrite Lighted Pet Products brand and industrial/commercial safety products under PolyBrite Lighted Safety Products brand.

October 12, 2013:

The Company entered into an agreement with Goeken Group Corp. and its wholly-owned subsidiary, PolyBrite pursuant to which the Company and PolyBrite agreed to work together to secure funding for PolyBrite, retain management consulting services for PolyBrite, and complete a transaction in which PolyBrite will become a publicly traded company through an acquisition with the Company.

November 25, 2013:	The Polybright shareholders voted for approval of the public company transaction with the Company.

March 4, 2014:

The Company entered into a License and Distribution Term Sheet with DC Solar and its affiliates to be the exclusive manufacturer and distributor of solar generators/LED light towers, and be the exclusive provider of LED products for DC Solar’s products. The first purchase order under the agreement is for 2000 units at $48,000,000. The Company is to receive a 4% gross profit margin on each unit, a 60% split of the 20 year income stream on the rental of the units, and the revenues and margin on the purchase of the lights from Polybrite ($3 million in revenues on 2,000 units). The Company’s rights commence upon completion of an initial financing the minimum amount of $10 million. The projected date for closing the financing is June 1, 2014. The Watson Group is assisting the Company on closing the required financing.

DC Solar designs, manufactures and sells solar powered generators and light towers primarily for construction and commercial use. DC Solar has sold over $245 million in products since 2009. DC Solar founder Jeffrey Carpoff has agreed to join the Company’s Board of Directors upon the completion of the initial $10 million financing.

March 18, 2014

The Company entered into a Memorandum of Understanding with Global Energy Power Services Americas GEPSA to form a joint venture in Mexico for the sale and distribution of Polybrite products. The MOU provides that the Company will own 30% of the Joint Venture and that all sales to Mexico will be through the Company with the revenues and gross margin for the Company.

March 19, 2014:	Gary Rockis joined the Company as Corporate Training Manager and Mark Blackwell joined the Company as Midwest Regional Sales Manager to focus on sale in the MidWest.

April 1, 2014:	The Company moved into its corporate headquarters and warehouse space in Petaluma, California.

April 17, 2014:

The Company entered into an agreement with The Watson Group to raise Purchase Order financing for all Company projects and for the DC Solar transaction. Gerald Watson has agreed to serve as the Director of Financing for the Company, and as a Board Member upon completion of the $10 million financing under the DC Solar transaction.

Current Offering:

The Company is currently conducting an offering for the sale of shares and warrants with the following terms:

Offering Amount:	Up to $300,000 (the “Offering”)

Units Offered:

Up to twelve (12) Units with each Unit consisting of 33,333 shares of Company common stock at seventy five cents ($.75) per share, and warrants to purchase up to an additional 33,333 shares of Company common stock at an exercise price of one dollar ($1.00) per share for a period of three years. The Company reserves the right to increase the offering amount and number of Units offered.

Price Per Unit:	$25,000

Suitability:

The Units are being offered on the understanding that the prospective investor is an Accredited Investor as that term is defined in SEC Rule 501(a), and the investor shall make such representations in the subscription agreement.

Investment Documents:	The investment shall be made pursuant to the terms of a Subscription Agreement and Warrant Agreement containing the terms provided herein.

The Company Management Team and Advisors:

Kevin M. Kearney:

Chief Executive Officer and a Director

Kevin Kearney has been the Chief Executive Officer, Chief Financial Officer, President, Secretary and a Director of the Company since May 28, 2013. Mr. Kearney is also the President of Kearney & O’Banion, Inc., which he founded in 1980. Kearney & O’Banion specializes in commercial properties in San Francisco and the surrounding Bay area and has generated revenues in excess of $180 million. Mr. Kearney is responsible for marketing and sales efforts, developing and presenting proposals with cost estimates, contract negotiations, pre-construction consulting, and design and project management services. Since 2001, Mr. Kearney has also been a member of the Board of Directors of Promia, Inc., an established development firm and software provider for cyber security. Promia specializes in providing solutions designed to support highly secure, reliable, scalable and interoperable business applications for large corporations, and its customers include the U.S. Navy, National Security Agency as well as a number of Fortune 500 companies. Mr. Kearney received his MFA, Magna Cum Laude, from the University of California, Davis.

Gary Rockis:

Corporate Training Manager

Gary Rockis has been a leader in technical education as an educator, entrepreneur, and author. In addition, to running successful technology education sales businesses, Mr. Rockis has authored three nationally recognized textbooks. These textbooks cover Residential Wiring, Solid State Electronics, and Industrial Motor Controls for Integrated Systems. He is currently working on his fourth book, Smart Grid Technologies. For his work, he received the National Award of Merit from the Association in Career and Technical Education.

Mark Blackwell:

Midwest Regional Account Manager

Mark Blackwell started M.B.N. Security Systems and Home Theaters in 1983, until selling to a fortune 1000 company in 2009. With over 32 years in sales and business development he has helped fund many start-up businesses. Mark is a Commercial Pilot, Flight Instructor and has flown over 75 types of aircraft including Airships and Hot Air Balloons.

Jeffrey Carpoff:

Prospective Board Member

Jeffery Carpoff, a principal, is currently the founder, and Chief Executive Officer of D.C. Solar Solutions, Inc., a leading provider of clean energy products and solutions. Mr. Carpoff is the inventor of the patented mobile solar generator. Under his leadership and vision, DC Solar Solutions In., successfully designed, manufactures, develops and deploys patented solar energy solutions, which offer innovative clean power alternatives to fossil fuel based energy generation. Mr. Carpoff is responsible for operations and strategy execution, which includes manufacturing and product development. Mr. Carpoff is a self-employed executive who has demonstrable accomplishments in alternative energy operations and management, DC Solar Solutions was founded in 2008. Mr. Carpoff honorably served his country as a non-commissioned officer in the United States Marine Corps from 1989 to 2002. Mr. Carpoff received achievement metals and a National Service Metal for his service and was honorably discharged from the United States Marine Corps. Jeffery Carpoff is an inventor, patent holder and manufacturer of clean energy solutions and holds numerous technical certifications. He has also been a guest speaker on symposiums related to alternative energy.

Gerald Watson:

Consultant; Prospective Board Member

Gerald C. Watson is a Financial Intermediary specializing in arranging Contract Financing for growing firms throughout the country. Gerald has served as both a Principal and Intermediary in Contract Financing for nearly 20 years. As a specialist in Contract Financing, he has assisted numerous firms in developing and implementing financing strategies to enable them to perform on their contracts and purchase orders. Gerald has spoken on numerous panels and conducted seminars on Contract Financing within the public and private sector. He has also written a variety of articles, and is author of the workbook entitled, The Secrets of Contract Financing FINALLY REVEALED, published in April, 2011. Gerald has provided testimony on the subject of Contract Financing before the United States Commission on Minority Business in Wash, DC. He also conducted a “Mini-Symposium” on Contract Financing in conjunction with the 29th annual MEDWEEK Conference in Wash, DC, sponsored by the US Dept of Commerce. Gerald is a recipient of the US Small Business Administration Business Advocate of the Year Award.

George Mainas:

Consultant

George Mainas has been the Managing Director of Mainas Development Corporation since 1981. Mainas Development Corporation is primarily engaged in the development, construction and financing of real estate projects, but also invests in companies outside of the real estate industry. Mr. Mainas has over 40 years of domestic and international business experience and has been a founder, director and investor in both public and private companies. One of these companies was Global Cable a Canadian Company listed on the Toronto Stock Exchange were Mr. Mainas served as its Chairman of the Board for 13 years . He has assisted private and public companies in raising in excess of $100 Million since 1981. He is an electrical engineer, who started his business career with A.T.&T. in 1966. In 1968 he joined Comsul Ltd a San Francisco based Engineering and Project Management consulting firm. From 1971 to 1981 he worked as a Independent Contractor managing Telecommunications, Real Estate Development Projects working in numerous countries around the world. His work included projects for; Bechtel Corporation, United International Holdings, MGM Grand Hotels, Del Web Corporation, Westin Hotels, Porto Carras Development, Morrisson & Knudensen, Ritz Carlton Hotels, Fairmont Hotels and numerous other Domestic and Overseas Corporations.

Steven J. Davis:

Legal Counsel

Mr. Davis has over twenty years’ experience in corporate, securities, and business law, with extensive experience in emerging growth companies. Mr. Davis is also a founding partner of Rancho Santa Fe Partners, a strategic advisory firm that supports emerging growth companies. Mr. Davis has served as General Counsel and an executive officer for several public and privately held companies, and has clients which include International Stem Cell (ISCO), Amylin Pharmaceuticals (AMLN), Leap Wireless (LEAP), BillMyParents (BMPI), Mitek (MITK), and SugarMade (SGMD). Mr. Davis was on the Board of Directors and Audit, Compensation, Nominating (Chairman) and Special (Chairman) Committees of Telanetix (TNIX), a publicly traded telecommunications company prior to their sale to Intermedia, and on the Board of Directors of Theragene, a privately held life sciences company, and Crowd and Company, a licensor and distributor of consumer products. Mr. Davis practiced in the Business and Corporate Group in the San Diego office of Luce, Forward, Hamilton & Scripps LLP, where he advised both private and public clients in a variety of transactions. Mr. Davis received his Juris Doctor, Cum Laude, from the University of San Diego, School of Law. He received his B.A. in Political Science, Cum Laude, from Arizona State University.

J. Thomas Hannan:

Consultant

Tom Hannan is a noted business trail lawyer, investor and entrepreneur. In his law practice, Tom is a trial lawyer and litigator engaged in complex commercial litigation with the San Francisco firm of Bartko Zankel Bunzel & Miller. Tom has a long history of private investment in early stage private companies, including, a 1983 start up business then known as Callaway Hickory Stick U.S.A., and now known as Callaway Golf.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words "anticipates", "believes", "estimates", "expects", "plans", "projects", "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below. The summary of the Company, the agreements described herein, and the PolyBrite, DC Solar and Mexico Joint Venture transactions should be reviewed by shareholders and potential investors along with the Company’s public filings with the SEC which contain a more complete description of the Company and the agreements (including complete copies of several of the agreements), and the risk factors associated with the Company, which may be found at www.edgar.gov. The completion of these transactions are subject to numerous conditions, many of which are outside the control of the Company.